EIGHTH AMENDMENT TO LEASE AGREEMENT

This Eighth Amendment to Lease Agreement (the "Eighth Amendment") dated as of NOVEMBER 22, 2011, by and between Teachers Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account, a New York corporation ("Landlord") successor in interest to Fairfax Boca 92, L.P., a Georgia limited partnership ("Fairfax") and Medical Staffing Network Healthcare, LLC, a Delaware limited liability company ("Tenant"), successor in interest to HNI Staffing, Inc. f/k/a Medical Staffing Network, Inc., a Delaware corporation ("MSN").

RECITALS

Fairfax and MSN entered into a Lease Agreement dated November 22, 1999 (the "Original Lease") concerning premises (the "Original Premises") consisting of 15,000 rentable square feet on the first floor of Pod E in the building (the "Building") known as 901 Yamato Road, Boca Raton, Florida 33431.

Fairfax and MSN entered into Lease Amendment #1 dated as of July 31, 2001 (the "First Amendment") pursuant to which, among other things, MSN leased an additional 10,749 rentable square feet on the first floor of Pod D of the Building (the "First Expansion Premises") and the Term was extended to December 31, 2008.

Fairfax and MSN entered into Lease Amendment #2 dated as of March 20, 2002 (the "Second Amendment") pursuant to which, among other things, MSN leased an additional 27,500 rentable square feet on the second floor of Pod D of the Building (the "Second Expansion Premises") and the First Expansion Premises was released, leaving 42,500 rentable square feet under lease.

Fairfax and MSN entered into Lease Amendment #3 dated as of May 14, 2002 (the "Third Amendment") pursuant to which, among other things, Landlord provided to MSN an allowance with respect to the Second Expansion Premises and the Term was extended to December 31, 2013.

Fairfax and MSN entered into Lease Amendment #4 dated as of December 13, 2002 (the "Fourth Amendment") pursuant to which, among other things, MSN leased an additional 7,000 rentable square feet on the first floor of Pod D of the Building (the "Third Expansion Premises") and an additional 2,175 rentable square feet on the first floor of Pod D of the Building (the "Fourth Expansion Premises") resulting in a total of 51,675 rentable square feet under lease.

Fairfax and MSN entered into Lease Amendment #5 dated as of February __, 2003 (the "Fifth Amendment") pursuant to which increases in Base Rent were to be measured by increases in the Consumer Price Index.

MSN assigned its interest in the Lease to Tenant as part of an asset sale agreement which was approved by a final non-appealable order of the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, in Case No. 10-29101-BKC-EPK. MSN

also confirmed the assignment of its interest in the Lease to Tenant pursuant to a Confirmation of Assignment and Assumption of Lease Agreement dated effective as of September 27, 2010.

Landlord and Tenant entered into a Sixth Amendment to Lease Agreement dated as of October 1, 2010 (the "Sixth Amendment") pursuant to which, among other things, the Premises were reduced by 16,675 rentable square feet (the "Sixth Amendment Released Premises") including an area of a stipulated 7,000 rentable square feet on the first floor of Pod D of the Building leaving 35,000 rentable square feet under lease, and the Term was extended until December 31, 2015 (the "Expiration Date").

Landlord and Tenant entered into a Seventh Amendment to Lease Agreement dated as of March 1, 2011 (the "Seventh Amendment" and, collectively with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the "Lease") pursuant to which, among other things, Tenant leased an additional 7,000 rentable square feet on the first floor of Pod D of the Building (the "Seventh Amendment Premises") with the result that the Original Premises, the Second Expansion Premises, the Third Expansion Premises and the Fourth Expansion Premises, less the Sixth Amendment Released Premises but plus the Seventh Amendment Premises are collectively referred to herein as the "Current Premises" and consist of a total of 42,000 rentable square feet.

Subject to the terms of this Eighth Amendment, Tenant desires to release the Seventh Amendment Premises from the Lease and to lease an additional 9,675 rentable square feet on the second floor of Pod D of the Building (the "Expansion Premises") which are shown on the Floor Plan attached hereto as Exhibit "A" and made a part hereof, and Landlord and Tenant desire to amend the Lease in accordance with the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the terms, covenants and conditions as set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease shall be amended as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings ascribed to such terms in the Lease.

2. Effective as of the date (the "Effective Date") on which Landlord executes and delivers this Eighth Amendment to Tenant (i) the Seventh Amendment Premises shall no longer be subject to the Lease, Tenant shall vacate such space and leave it in the condition required by the Lease at the time of termination thereof and thereupon the parties shall have no obligations with respect to the Seventh Amendment Premises, except for any matter existing prior to the Effective Date or which is expressly provide in the Lease to survive the termination thereof, (ii) the Expansion Premises shall become a part of the Premises (making the rentable area of the Current Premises plus the Expansion Premises, less the Seventh Amendment Premises, a total of 44,675 rentable square feet, (iii) Exhibit "A" to the Original Lease shall be supplemented by Exhibit "A" attached hereto, a floor plan of the Expansion Premises, and (iv) all references in the Lease and this Eighth Amendment to the "Premises" mean, collectively, the Current Premises plus the Expansion Premises, less the Seventh Amendment Premises, which shall consist of 15,000

rentable square feet on the first floor of Pod E, 2,175 rentable square feet on the first floor of Pod D and 27,500 rentable square feet on the second floor of Pod D in the Building.

3. The Term shall expire with respect to all of the Premises including the Expansion Premises at midnight on the Expiration Date, unless sooner terminated in accordance with the provisions of the Lease and this Eighth Amendment.

4. Base Rent and Operating Expenses for the Current Premises (less the Seventh Amendment Premises as of the Effective Date) of 35,000 rentable square feet shall continue to be calculated and paid in accordance with the provisions of the Lease, plus applicable sales tax, through the Expiration Date. Effective on the Effective Date, Base Rent for the Expansion Premises of 9,675 rentable square feet shall be paid in the following amounts for the respective periods set forth in the table below (i.e. at the same annual rates per rentable square foot as are applicable to the Seventh Amendment Premises), plus applicable sales tax, payable in accordance with the provisions of the Lease:

Period	Annual Base Rent	Monthly Base Rent	Base Rent Rate/Square Foot
Effective Date – 10/31/2012	$124,614.00	$10,384.50	$12.88
11/1/2012 – 10/31/2013	$128,387.25	$10,698.94	$13.27
11/1/2013 – 10/31/2014	$132,257.25	$11,021.44	$13.67
11/1/2014 – 10/31/2015	$136,224.00	$11,352.00	$14.08
11/1/2015 – 12/31/2015	$23,381.26*	$11,690.63	$14.50

*Reflects a two (2) month period.

5. Effective as of the Effective Date, the rentable area used as the numerator to calculate Tenant's "pro rata share" shall be increased to a total of 44,675 rentable square feet (i.e. the total rentable square feet of both the Current Premises and the Expansion Premises less the Seventh Amendment Premises) and Tenant shall thereafter pay Tenant's pro-rata share of Operating Expenses with respect to both the Current Premises and the Expansion Premises, less the Seventh Amendment Premises, through the Expiration Date in accordance with the provisions of the Lease, as amended by this Eighth Amendment, plus applicable sales tax.

6. Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Expansion Premises, nor shall Landlord be required to construct any improvement, alteration or addition to the Expansion Premises or the Current Premises, except for the work described below in Section 7. Tenant acknowledges that it has inspected the

Expansion Premises and, as such, is thoroughly familiar with the condition thereof and accepts the same in its "AS IS" condition during the remainder of the Term.

7. At no cost to Tenant, Landlord shall construct doors on the second floor of Pod D to close off space required to be utilized as a Common Area. Such construction shall be completed within sixty (60) days from the Effective Date.

8. The Cancellation Option set forth in Section 7 of the Seventh Amendment shall not apply with respect to the Expansion Premises and is hereby deleted from the Lease.

9. The provisions of Sections 9 and 14 of the Sixth Amendment concerning Tenant's Extension Option and substitution of premises shall apply with respect to the Expansion Premises which shall be deemed to be a portion of the "Remaining Premises" as used in said Sections 9 and 14.

10. Landlord and Tenant each represents and warrants to the other that it neither consulted nor negotiated with any broker or finder with respect to this Eighth Amendment other than CB RE, Inc. ("CB") representing Landlord. CB will be compensated by Landlord in accordance with a separate agreement. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone, other than CB, with whom Tenant has dealt in connection with this Eighth Amendment including, without limitation, any reasonable attorney's fees incurred by Landlord in connection with said claims.

11. RADON DISCLOSURE. In accordance with the requirements of Florida Statutes Section 404.056(5), the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

12. Tenant hereby acknowledges that to the best of Tenant's knowledge no default exists on the part of Landlord with respect to any of its obligations under the Lease, as amended, nor has any event occurred which, with the giving of notice and passage of time, will constitute a default by Landlord under the Lease, as amended.

13. This Eighth Amendment may be executed in counterparts, each of which shall be deemed an original of this Eighth Amendment.

14. Except as specifically amended herein, the Lease remains in full force and effect and is hereby ratified by Landlord and Tenant. In the event of any conflict between the provisions of the Lease and this Eighth Amendment, the provisions of this Eighth Amendment shall be controlling.

15. Time is of the essence with respect to all of the obligations of Landlord and Tenant under the Lease, as amended by this Eighth Amendment.

IN WITNESS WHEREOF, the parties have executed this Eighth Amendment as of the date first set forth above.

Witnesses:

Lisa Garcia
Signature
LISA GARCIA
Printed Name
Cheryl B. Breese
Signature
CHERYL B. BREESE
Printed Name

Landlord

Teachers Insurance and Annuity Association of America, for the benefit of its Separate Real Estate Account, a New York corporation

By: ______________________
Its: Asst. Secretary

____
Signature
Amy Reed
Printed Name
____
Signature
Ann Acker
Printed Name

Tenant

Medical Staffing Network Healthcare, LLC, a Delaware limited liability company

By: ______________________
Its: Corporate Counsel

EXHIBIT "A"

FLOOR PLAN SHOWING THE EXPANSION PREMISES


2ND FLOOR - POD D
THE NORTH 40
901 YAMATO RD
BOCA RATON, FL 33431
Measured by: JM 09/11
Drawn by: JM 10/11
Scale: N.T.S.
FLOOR PLAN
N

NOTE: This floor plan is being used solely for the purpose of identifying the approximate location of the Expansion Premises.